Filed Pursuant to Rule 424(b)(3)
PROSPECTUS	Registration No. 333- 259341

68,571,429 Shares Of Common Stock

This prospectus relates to the offering and resale by the selling stockholders identified herein of up to 17,071,429 shares of common stock issued to such selling stockholders, and 51,500,000 shares of common stock issuable upon the exercise of outstanding warrants. The selling stockholders acquired their shares of common stock and warrants from us in August 2021 as part of private placement of common stock and warrants. Please see “Description of Private Placement” beginning on page 12 of this prospectus.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. Upon the exercise of the warrants, we will receive an exercise price of approximately $12,301,667, subject to cashless exercise thereof.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Please see the section entitled “Plan Of Distribution” on page 15 of this prospectus for more information. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 13 of this prospectus. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Our common stock is quoted on the OTCQX under the symbol “SMDM”. On September 14, 2021, the closing price per share of our common stock as quoted on the OTCQX was $0.33 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves risks. You should carefully read the “Risk Factors” beginning on page 5 of this prospectus before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 15, 2021

You should rely only on the information contained in this prospectus or contained in any prospectus supplement or free writing prospectus filed with the Securities and Exchange Commission (the “SEC”). Neither we nor the selling stockholders have authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the SEC. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere or incorporated by reference in this prospectus and does not contain all of the information that you should consider before deciding to invest in our common stock. You should read the entire prospectus carefully, including the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included or incorporated by reference into this prospectus, before making an investment decision. Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.” Unless otherwise indicated in this prospectus or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,”, “SMC”, and “Singing Machine” refer to The Singing Machine Company, Inc. and its consolidated subsidiaries.

Overview

Singing Machine is a leading global karaoke and music entertainment company that specializes in the design and production of quality karaoke and music enabled consumer products for adults and children. SMC’s products are among the most widely available karaoke products in the world. SMC’s mission is to “create joy through music.” In order to deliver on this mission, SMC is focused on the following multi-prong approach:

● In the short-term, improve profitability by optimizing operations and continue to expand gross margins.

● In the mid-to-long-term, continue to grow our global distribution and expand into new product categories that take advantage of SMC’s vast distribution relationships and sourcing abilities.

SMC operates in one principal industry segment across geographically diverse marketplaces, selling our products globally to large, national retailers as well as independent retailers, on our retailer’s websites, and our own direct to consumer website. In North America, our customers include Amazon.com, Costco, Sam’s Club, Target and Wal-Mart. Our largest international territories are the U.K. and Australia where we sell through international distributors, representatives, and to select international retail customers in geographic locations where we do not have a direct sales presence.

Our sales to the Company’s top five customers together comprised approximately 90% and 80% of our net sales in fiscal 2021 and 2020, respectively. In fiscal 2021, revenues from four of these customers represented greater than 10% of net sales at a percentage of 36%, 20%, 13% and 12% of total net sales. In fiscal 2020, revenues from three of these customers represented greater than 10% of net sales at a percentage of 41%, 13%, and 10% of total net sales.

We have no long-term contracts with these customers, and as a result, our success depends heavily on our customers’ willingness to purchase and provide shelf space for our products.

Our Product Portfolio

SMC’s portfolio of owned and licensed brands and products are organized into the following categories:

Karaoke—including our flagship brand Singing Machine, SMC’s karaoke line is driven by quality products at affordable price points that deliver great value to our customers. All of Singing Machine’s karaoke products are Bluetooth™ enabled to allow access digital music content via SMC’s mobile apps available on iOS and Android platforms. The core karaoke line offers best-in-class innovative features such as: enable customers to output video to a TV screen, correct singer’s pitch in real-time, stream karaoke content directly to the machine, sing duets, display scrolling lyrics in-time with the song, and play custom karaoke CD+G discs. Its products are sold directly to consumers via its retail channels, ecommerce, own website, and distributors worldwide. This product category accounted for approximately 76% of the Company’s net sales in fiscal 2021.

Licensed Products—including brands such as Carpool Karaoke. In 2019, SMC entered into a 3-year license agreement with CBS® for its Carpool Karaoke brand, made popular by James Corden on The Late Late Show with James Corden. The Company launched an innovative Carpool Karaoke Microphone that works specifically in the car. The Company is actively exploring other new licensing opportunities. This product category accounted for approximately 10% of the Company’s net sales in fiscal 2021.

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Microphones and Accessories— the Company currently offers a line of traditional microphone accessories that are compatible with Singing Machine karaoke machines. These microphones feature an assortment of colors, come wired or wireless, and may include new features like party lighting and voice changing effects. The Company is also seeing growth in portable Bluetooth® microphones which are marketed under the Party Machine brand. This product category accounted for approximately 10% of the Company’s net sales in fiscal 2021.

Singing Machine Kids Youth Electronics—including the brand Singing Machine Kids. SMC’s Kids line of products offer fun music entertainment features designed specifically for children. SMC Kids products provide a high quality introduction to singing and music entertainment for young singers and offer innovative features like voice changing effects, recording, Bluetooth™ compatibility, and portability. This product category accounted for approximately 3% of the Company’s net sales in fiscal 2021.

Music Subscriptions—in conjunction with its premium partner, Stingray Digital, the Company offers karaoke music subscription services for the iOS and Android platforms as well as a web-based download store and integrated streaming services for Singing Machine hardware. The Company currently offers almost 20,000 licensed karaoke songs in the catalog. This product category accounted for approximately 1% of the Company’s net sales in fiscal 2021.

Recent Developments

On August 10, 2021, we issued to certain institutional investors in a private placement (i) 16,500,001 shares of our common stock at a purchase price per share of $0.30 and pre-funded warrants exercisable into 16,833,333 shares of common stock at an exercise price of $0.01 per share, for aggregate gross proceeds of $10,000,000, and (ii) warrants to purchase up to 33,333,334 shares of our common stock at an exercise price per share of $0.35 per share, which were exercisable immediately at closing for a period of five years. In connection with the private placement, we issued 571,428 shares of common stock as consulting fees to a principal of Deka Consulting, as consulting fee and warrants exercisable for an aggregate of approximately 1,333,333 shares of our common stock at an exercise price of $0.35 per share to A.G.P./Alliance Global Partners and certain designees thereof, as a portion of transaction fees. For additional details, see “Description of Private Placement” on page 12.

Concurrent with the closing of private placement, we used a portion of the proceeds raised from the private placement to redeem approximately 19,623,155 shares of common stock held by Koncepts International Limited and Treasure Green Holdings, Ltd., our then majority shareholders, for an aggregate price of $7,162,451.58.

Risk Factors

We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, liquidity and prospects. You should carefully consider these risks, including the risks described under the heading “Risk Factors” included elsewhere in this prospectus, before deciding to invest in our common stock. Risks relating to our business include, among others:

●	significant disruption to financial market and other economic activity caused by the outbreak and continuance of the Covid-19 pandemic;

●	impact of Covid-19 pandemic on our supply chain;

●	market shortages in raw materials or electronic components necessary to manufacture our products;

●	changes in government regulations relating to international tariffs;

●	concentration of sales among four largest customers;

●	return of karaoke products and its impact on our revenues and net profits;

●	pricing pressure due to rising competition;

●	inaccurate forecast of karaoke product demand;

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●	costs and risks associated with carrying inventory;

●	loss or damage to goods in transit from factories in China to warehouse in California;

●	disruption to shipping industry;

●	our business is highly seasonal and tied to the holiday period;

●	we face very high competition and failure to develop or introduce new products may affect us;

●	dependence on third party suppliers;

●	consumer discretionary spending may affect karaoke purchases and is affected by various economic conditions and changes;

●	credit risk of customers, who experience financial difficulties and potential failure to pay us;

●	disruption in the operation of our warehouse center in California;

●	exposure to foreign currency exchange risk;

●	costs and risks associated with litigation; and

●	other risks described from time to time in periodic and current reports that we file with the SEC.

Our Corporate Information

The Company is incorporated under the laws of the State of Delaware and was formed in 1994. We are publicly traded on the OTCQX Market under the symbol “SMDM”. Our principal executive offices are located at 6301 NW 5th Way, Suite 2900, Fort Lauderdale, FL, and our telephone number is (954) 596-1000. We maintain our corporate website at www.singingmachine.com. The information on, or that can be accessed through, our website is not part of this prospectus.

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THE OFFERING

Common stock offered by Selling Stockholders	68,571,429 shares, including 51,500,000 shares issuable upon exercise of warrants.

Trading Market	The common stock offered in this prospectus is quoted on the OTCQX under the symbol “SMDM”. In the future, we intend to seek to have our common stock listed on a national securities exchange. However, we may not be successful in having our shares listed on a national securities exchange.

Common stock outstanding before this offering (1)	36,576,264

Common stock to be outstanding after this offering (2)	88,076,264 shares

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. Upon the exercise of common warrants, pre-funded warrants, and advisor warrants however, we will receive approximately $12,301,667 subject to cashless exercise thereof. See “Description of Private Placement” on page 12 of this prospectus.

Plan of Distribution	The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the common stock covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”

Risk factors	You should read the “Risk Factors” section beginning on page 5 of this prospectus and incorporated by reference herein for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

(1)	The number of shares of our common stock that are and will be outstanding immediately before and after this offering as shown above is based on 36,576,264 shares outstanding as of August 31, 2021. The number of shares outstanding as of August 31, 2021, as used throughout this prospectus, unless otherwise indicated, excludes:

●	1,660,000 shares of common stock issuable pursuant to the Company’s outstanding stock options;
●	approximately 1,333,333 shares issuable upon exercise of warrants issued to A.G.P./Alliance Global Partners, who acted as our financial advisor in connection with the private placement, and to its designees, as a portion of transaction fees in connection with the private placement;
●	33,333,334 shares issuable upon exercise of common warrants issued in August private placement;
●	16,833,333 shares of common stock issuable upon exercise of pre-funded warrants issued in August private placement.

(2)	Assumes the exercise of common warrants, pre-funded warrants, and advisor warrants held by the selling stockholders into 33,333,334 shares, 16,833,333 shares, and 1,333,333 shares of common stock, respectively, but excludes the 1,660,000 shares issuable upon exercise of outstanding stock options. See “Description of Private Placement” on page 12.

Market and Industry Data

Unless otherwise indicated, information contained in this prospectus concerning our industry, competitive position and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions we made upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus and the documents incorporated by reference. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risks and all of the other information contained in or incorporated by reference into this prospectus before deciding whether to invest in our common stock, including the risks and uncertainties described below and under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q that have been or will be incorporated by reference in this prospectus, including any amendments thereto. The risks set forth below and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment. Some statements in this prospectus, including such statements in the following risk factors, constitute forward-looking statements. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering and Ownership of Our Common Stock

Our share price may be volatile, which could prevent you from being able to sell your shares at or above the offering price.

Our stock could be subject to wide fluctuation in response to many risk factors listed in this section or incorporated by reference into this prospectus, and others beyond our control, including:

●	significant disruption to financial market and other economic activity caused by the outbreak and continuance of the Covid-19 pandemic;

●	impact of Covid-19 pandemic on our supply chain;

●	market shortages in raw materials or electronic components necessary to manufacture our products;

●	changes in government regulations relating to international tariffs;

●	concentration of sales among three largest customers;

●	return of karaoke products and its impact on our revenues and net profits;

●	pricing pressure due to rising competition;

●	inaccurate forecast of karaoke product demand;

●	costs and risks associated with carrying inventory;

●	loss or damage to goods in transit from factories in China to warehouse in California;

●	disruption to shipping industry;

●	our business is highly seasonal and tied to the holiday period;

●	we face very high competition and failure to develop or introduce new products may affect us;

●	dependence on third party suppliers;

●	consumer discretionary spending may affect karaoke purchases and is affected by various economic conditions and changes;

●	credit risk of customers, who experience financial difficulties and potential failure to pay us;

●	disruption in the operation of our warehouse center in California;

●	exposure to foreign currency exchange risk;

●	costs and risks associated with litigation; and

●	other risks described from time to time in periodic and current reports that we file with the SEC.

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Furthermore, the stock markets have experienced extreme price and volume fluctuations, especially due to continued impact of COVID-19 and the uncertainty of recovery due to surges in cases experienced in the United States and around the world, which have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as inflation, economic slow-down, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our common stock. If the market price of shares of our common stock after this offering does not exceed the offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

In the event that the Company realizes cash from exercise of warrants issued in the private placement, our management will have broad discretion in the actual application of the net proceeds, and we may elect to allocate proceeds according to what the board believes would be in the Company’s best interest at the given time. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. The failure by our management to apply these funds effectively could have a material adverse effect on our business. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Future sales, or the possibility of future sales, of a substantial number of our common shares could adversely affect the price of the shares and dilute stockholders.

Future sales of a substantial number of our common shares, or the perception that such sales will occur, could cause a decline in the market price of our common shares. This is particularly true if we sell our stock at a discount. In addition, in connection with this offering, our directors and executive officers entered into lock-up agreements. If, after the end of such lock-up agreements, these stockholders sell substantial amounts of common shares in the public market, or the market perceives that such sales may occur, the market price of our common shares and our ability to raise capital through an issue of equity securities in the future could be adversely affected.

In addition, in the future, we may issue additional common shares or other equity or debt securities convertible into common shares in connection with a financing, acquisition, litigation settlement, employee arrangements or otherwise. Any such issuance could result in substantial dilution to our existing stockholders and could cause our common share price to decline.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this prospectus and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to:

●	our ability to attract and retain management;

●	our growth strategies;

●	anticipated trends in our business;

●	our future results of operations;

●	our ability to incorporate new and changing technologies;

●	our willingness to develop technological innovation;

●	our liquidity and ability to finance our acquisition and development activities;

●	the impact of government regulation;

●	planned capital expenditures (including the amount and nature thereof);

●	our financial position, business strategy and other plans and objectives for future operations;

●	competition;

●	the ability of our management team to execute its plans to meet our goals;

●	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we are doing business, that may be less favorable than expected; and

●	other economic, competitive, governmental (including new tariffs), legislative, regulatory, geopolitical and technological factors that may negatively impact our businesses, operations and pricing.

You should read this prospectus and the documents that we incorporate by reference herein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus and any document incorporated by reference herein is accurate as of its date only. Because the risks referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors may arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. However, we will receive proceeds from the exercise of the warrants if they are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

We will bear all fees and expenses incident to our obligation to register the shares of common stock. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the applicable selling stockholders.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 31, 2021, unless otherwise noted below, for the following:

●	each person or entity known to own beneficially more than 5% of our outstanding common stock as of the date indicated in the corresponding footnote;

●	each of the named executive officers;

●	each director; and

●	all current directors and executive officers as a group.

Applicable percentage ownership is based on 36,576,264 shares of our common stock outstanding as of August 31, 2021, unless otherwise noted below, together with applicable options and warrants for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Except as stated below, common stock subject to options currently exercisable, or exercisable within 60 days after August 31, 2021, and warrants currently exercisable, or exercisable within 60 days after August 31, 2021, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, but are not deemed outstanding for computing the percentage ownership of any other person. The investors who participated in the private placement may not exercise their warrants to the extent such exercise would cause the investor, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised. The Company has accordingly not included in their beneficial ownership computation shares issuable upon exercise of warrants. Unless otherwise indicated, the address for each listed person is 6301 NW 5th Way, Suite 2900, Fort Lauderdale FL 33309.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Gary Atkinson (1)	459,481	1.3%
Lionel Marquis (1)	285,000	*
Bernardo Melo (1)	902,916	2.5%
Harvey Judkowitz (1)	547,579	1.5%
Joseph Kling (1)	112,910	*
Officers & Directors as a Group (5 individuals)	2,290,644	6.3%

5% or Greater Shareholders:
Armistice Capital Master Fund Ltd. (2)	3,500,000	9.6%
Stingray Group Inc. (3)	6,666,667	18.2%
Arts Electronics Ltd. (4)	3,745,917	10.2%
Gentle Boss Investments Ltd (5)	2,100,000	5.7%

* Less than 1%

(1) Includes as to the person indicated, the following outstanding stock options to purchase shares of the Company’s Common Stock issued under 2001 Stock Option Plan and other stock option awards, which will be exercisable within 60 days of August 31, 2021: 300,000 options held by Gary Atkinson, 575,000 options held by Bernardo Melo, 165,000 options held by Lionel Marquis, 160,000 options held by Harvey Judkowitz, and 60,000 options held by Joseph Kling

(2) Does not include 13,166,667 and 16,666,667 shares of common stock that are acquirable upon exercise of pre-funded warrants and common warrants, respectively, that were acquired in the private placement, which are registered for resale and qualified under this prospectus. The address of Armistice Capital Master Fund Ltd. is 510 Madison Ave, 7th Floor, New York, NY 10022. The security holder may not exercise the warrants to the extent such exercise would cause the security holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

(3) Does not include 6,666,667 shares that are acquirable upon exercise of common warrants acquired in the private placement, which are registered for resale and qualified under this prospectus. As of April 30, 2021, Eric Boyko indirectly controlled approximately 57.2% of the combined voting power of Stingray’s outstanding shares. As a result, Eric Boyko may be deemed to share beneficial ownership of the shares of common stock and the Stingray Warrants held by Stingray. The address of Stingray Group Inc. is 730 Wellington Street, Montréal, Québec H3C 1T4. The security holder may not exercise the warrants to the extent such exercise would cause the security holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

(4) The address for Arts Electronics Ltd. is Room 101, Fo Tan Ind CTR 1/F, 26-28 Au Pui Wan, Fo Tan, Shatin N.T. Hong Kong.

(5) The address for Gentle Boss Investments Ltd. is Unit 6, 9/F, Tower B, 55 Hoi Yuen Road, Kwun Tong, Kowloon Hong Kong.

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DESCRIPTION OF CAPITAL STOCK

Common Stock

Our Certificate of Incorporation, as amended, authorizes the issuance of up to 100.1 million shares of common stock of which 100 million shares are common stock and 100,000 shares are Class A common stock, each with a par value of $0.01 per share. As of August 31, 2021, there were 36,576,264 shares of common stock outstanding, and 53,160,000 unissued shares of common stock underlying outstanding options and warrants. No shares of Class A common stock are currently issued and outstanding. The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our certificate of incorporation and our bylaws, as amended from time to time.

Holders of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders, do not have cumulative voting rights, have no preemptive rights to purchase common stock, no conversion or redemption rights or sinking fund provisions with respect to the common stock and are entitled to share ratably in dividends. In the event of the Company’s liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of the Company’s debts and other liabilities and the satisfaction of any liquidation preferences granted to holders of shares of any then outstanding preferred stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. All of our outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The Company is authorized to issue 1.0 million shares of preferred stock, with par value of $1.00 each. As of August 31, 2021, there were no shares of Preferred Stock issued and outstanding.

Our certificate of incorporation, as amended, provides our board of directors the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by our stockholders. Our board of directors also has the authority to increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Anti-Takeover Provisions

Certain provisions of Delaware General Corporation Law (DGCL), and our certificate of incorporation and bylaws, each as amended, may have the effect of delaying, deferring, or discouraging another person from acquiring control of us. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

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Delaware Takeover Statute

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

● the transaction was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

● upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

● at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or, within three years, did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring, or preventing changes in control of our company.

Transfer Agent and Registrar

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, NY 10004-1561 and its telephone number is 212-509-4000.

Listing

Our common stock is listed on the OTCQX under the symbol “SMDM.”

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DESCRIPTION OF PRIVATE PLACEMENT

August 2021 Private Placement

On August 10, 2021, we entered into securities purchase agreements with the selling stockholders (the “Securities Purchase Agreements”) pursuant to which we sold and issued to the investors 16,500,001 shares of common stock of the Company (“sale shares”) at an issue price of $0.30 per share, and 16,833,333 shares issuable upon exercise of pre-funded warrants, for gross proceeds of $10,000,000 (the “private placement”). The purchaser was given the option to purchase a pre-funded warrant in lieu of a share to result in the same aggregate purchase price being paid by such purchaser less $0.01 per pre-funded warrant (“pre-funded warrants”). Additionally, each purchaser was issued a warrant to purchase up to a number of shares of common stock equal to 100% of such purchaser’s shares and pre-funded warrants, which warrant was exercisable immediately from the date of closing at an exercise price of $0.35 per share (“common warrants”). Accordingly, we issued the investors 16,500,001 shares of common stock, 16,833,333 shares issuable upon exercise of pre-funded warrants, and 33,333,334 shares issuable upon exercise of common warrants in the private placement. The pre-funded warrants, common warrants, and advisor warrants (see below) are collectively referred to herein as warrants.

The Securities Purchase Agreement granted certain registration rights in favor of the purchasers, requiring us to register the sale and the shares of common stock acquirable upon exercise of the warrants for resale under the Securities Act. Under the terms of the Securities Purchase Agreement, we agreed (a) to file a registration statement on Form S-1 with the Commission within 30 days of the Closing Date to register the sale shares and the shares acquirable upon exercise of the warrants (collectively, the “Registrable Securities”) for resale by the investors; (b) to cause the Registration Statement to be declared effective by the Commission within 45 days from the Closing Date in the event of no review by the Commission or, if the Registration Statement is reviewed by the Commission, the 90th day after the Closing Date (extendable up to 120th day); and (c) to maintain the effectiveness of the Registration Statement until all securities were sold. We agreed to pay the investors liquidated damages of 2% of the purchase price for each 30 day period in which we are in default of these obligations. The Company filed a registration statement on Form S-1, which included this prospectus, in accordance with the terms of the Securities Purchase Agreement.

In addition, officers and directors entered into Lock-Up Agreements pursuant to which they agreed that they will not, for a period of 180 days from the listing of Company’s common stock on national exchange offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of any of our securities; except in certain circumstances.

In connection with the private placement, we paid A.G.P/Alliance Global Partners, who acted as our financial advisor (“advisor”), a cash fee equal to 7% of the aggregate gross proceeds raised in the transaction except for proceeds raised from a strategic investor, 3.5% of the aggregate gross proceeds raised from a strategic investor in the transaction, and issued warrants to purchase 1,333,333 shares of common stock (“advisor warrants”). Further, we paid Deka Consulting a one-time cash payment of $100,000 and approximately 571,428 shares of restricted common stock of the Company for its consulting services in connection with the private placement. The Company has agreed to, upon request from A.G.P/Alliance Global Partners and Deka Consulting, to register 1,333,333 shares underlying the warrants and 571,428 shares of common stock in the registration statement of which this prospectus forms a part.

Issuances of our common stock upon the exercise of warrants in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any exercise of warrants by the selling stockholders.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders, upon the exercise of certain warrants issued in the private placement. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for as set forth below, the ownership of the shares of common stock and the warrants or in the footnotes to the table below, the selling stockholders have not had any material relationship with us within the past three years.

Singing Machine has partnered with Stingray to provide the Company with digital karaoke music services offered through iOS and Android platforms as well as integrated streaming services on Singing Machine karaoke hardware products.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock and warrants, as of August 31, 2021, assuming exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

This prospectus generally covers the resale of (i) the number of shares of common stock issued to the selling stockholders pursuant to Securities Purchase Agreements and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants, determined as if such outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Securities Purchase Agreements, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution”.

Name of Investors	Number of Shares of Common Stock Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After the Offering
Armistice Capital Master Fund Ltd. (2)	33,333,334	33,333,334	0	0
Bigger Capital Fund, LP (3)	6,666,666	6,666,666	0	0
District 2 Capital Fund LP (4)	6,666,666	6,666,666	0	0
Perritt MicroCap Opportunities Fund (5)	2,000,000	2,000,000	0	0
Leonite Fund I, LP (6)	1,333,334	1,333,334	0	0
Paradigm Opportunities Fund, LP (7)	1,333,334	1,333,334	0	0
KBB Asset Management (8)	2,000,000	2,000,000	0	0
Stingray Group Inc. (9)	13,333,334	13,333,334	0	0
Deka Consulting	571,428	571,428	0	0
Alliance Global Partners (10)	466,667	466,667	0	0
Harry Ioannou (10)	149,333	149,333	0	0
Jonathan Kurtin (10)	10,667	10,667	0	0
Kevin Oleskewicz (10)	14,533	14,533	0	0
James Tang (10)	10,667	10,667	0	0
David Birenbaum (10)	14,533	14,533	0	0
Carmelo Cataudella (10)	128,000	128,000	0	0
David Bocchi (10)	128,000	128,000	0	0
Keith Donofrio (10)	64,000	64,000	0	0
Emanuel Cohen (10)	24,267	24,267	0	0
George Anagnostou (10)	149,333	149,333	0	0
Zachary Grodko (10)	160,000	160,000	0	0
Thomas Higgins (10)	13,333	13,333	0	0

(1) Beneficial ownership includes shares of common stock acquirable upon exercise of pre-funded, common warrants, and advisor warrants acquired in the private placement, which are registered for resale and qualified under this prospectus.

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(2) Includes 13,166,667 and 16,666,667 shares of common stock that are acquirable upon exercise of pre-funded warrants and common warrants, respectively, that were acquired in the private placement, which are registered for resale and qualified under this prospectus. The security holder may not exercise the warrants to the extent such exercise would cause the security holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

(3) Includes 1,833,333 and 3,333,333 shares that are acquirable upon exercise of pre-funded warrants and common warrants, respectively, that were acquired in the private placement, which are registered for resale and qualified under this prospectus. The security holder may not exercise the warrants to the extent such exercise would cause the security holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

(4) Includes 1,833,333 and 3,333,333 shares that are acquirable upon exercise of pre-funded warrants and common warrants, respectively, that were acquired in the private placement, which are registered for resale and qualified under this prospectus. The security holder may not exercise the warrants to the extent such exercise would cause the security holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

(5) Includes 1,000,000 shares that are acquirable upon exercise of common warrants acquired in the private placement, which are registered for resale and qualified under this prospectus. The security holder may not exercise the warrants to the extent such exercise would cause the security holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

(6) Includes 666,667 shares that are acquirable upon exercise of common warrants acquired in the private placement, which are registered for resale and qualified under this prospectus. The security holder may not exercise the warrants to the extent such exercise would cause the security holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

(7) Includes 666,667 shares that are acquirable upon exercise of common warrants acquired in the private placement, which are registered for resale and qualified under this prospectus. The security holder may not exercise the warrants to the extent such exercise would cause the security holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

(8) Includes 1,000,000 shares that are acquirable upon exercise of common warrants acquired in the private placement, which are registered for resale and qualified under this prospectus. The security holder may not exercise the warrants to the extent such exercise would cause the security holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

(9) Includes 6,666,667 shares that are acquirable upon exercise of common warrants acquired in the private placement, which are registered for resale and qualified under this prospectus. The security holder may not exercise the warrants to the extent such exercise would cause the security holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

(10) Includes 1,333,333 shares that are acquirable upon exercise of warrants acquired in the private placement by A.G.P./Alliance Global Partners and its designees, which are registered for resale and qualified under this prospectus. The security holder may not exercise the warrants to the extent such exercise would cause the security holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such securities which have not been so exercised.

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PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock previously issued and the shares of common stock issuable upon exercise of the warrants, or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholders may sell their shares of our common stock pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker- dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders and any broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

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To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities in the event of, among other things, breach its representations, warranties, covenants and agreements of the Securities Purchase Agreement.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until such time as the shares offered by the selling stockholders have been effectively registered under the Securities Act and disposed of in accordance with such registration statement, the shares offered by the selling stockholders have been disposed of pursuant to Rule 144 under the Securities Act or the shares offered by the selling stockholders may be resold pursuant to Rule 144 without restriction or limitation (including without the requirement to be in compliance with Rule 144(c)(1)) or another similar exemption under the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Dickinson Wright PLLC, Ft. Lauderdale, Florida.

EXPERTS

The consolidated balance sheets of The Singing Machine Company, Inc. and Subsidiaries as of March 31, 2021 and 2020, and the related consolidated statements of operations, cash flows and shareholders’ equity for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-1 under the Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed below in “Where You Can Find More Information.” The documents we are incorporating by reference into this prospectus are:

●	our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, filed with the SEC pursuant to Section 13(a) of the Exchange Act on July 14, 2021;

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●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC pursuant to Section 13(a) of the Exchange Act on August 16, 2021; and

●	our Current Reports on Form 8-K filed with the SEC pursuant to Section 13(a) of the Exchange Act on August 12, 2021 and August 6, 2021.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that has been or may, from time to time, be furnished to the SEC be incorporated into or otherwise become a part of this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to The Singing Machine Company, Inc., 6301 NW 5th Way, Ste. 2900 Fort Lauderdale Florida 33309, (954) 596-1000. Copies of these filings are also available through the “Investor Relations” section of our website at www.singingmachine.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” below.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference therein. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered hereby. The registration statement, including the exhibits and schedules attached to the registration statement and the information incorporated by reference, contains additional relevant information about us and the securities not included in this Prospectus. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address is http://www.sec.gov.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.singingmachine.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 6301 NW 5th Way, Ste. 2900 Fort Lauderdale Florida 33309, (954) 596-1000.

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68,571,429 Shares Of

Common Stock

Prospectus

September 3, 2021